Arthur Andersen LLP

                    Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the use of our report on Pioneer Equity-Income Fund dated December 3, 1999 (and to all references to our firm) included in or made a part of Post-Effective Amendment No. 4 and Amendment No. 5 to Registration Statement File Nos. 333-46453 and 811-08657, respectively.



                                        /s/ Arthur Andersen LLP
                                        Arthur Andersen LLP

Boston, Massachusetts
February 25, 2000